Exhibit 4.1

FOURTH SUPPLEMENTAL INDENTURE

Dated as of May 19, 2026

Supplementing that Certain

INDENTURE

Dated as of October 15, 2024

Between

MAREX GROUP PLC, as Issuer

and

CITIBANK, N.A., as Trustee

6.404% SENIOR NOTES DUE 2029

TABLE OF CONTENTS

		Page

ARTICLE I.

DEFINITIONS

SECTION 1.1	Certain Terms Defined in the Indenture	2

ARTICLE II.

AMENDMENTS

SECTION 2.1	Amendment and Restatement of Section 2.10 of the First Supplemental Indenture	2
SECTION 2.2	New Section 2.12 of the First Supplemental Indenture	3

ARTICLE III.

MISCELLANEOUS

SECTION 3.1	Relationship with Indenture	4
SECTION 3.2	Trust Indenture Act Controls	4
SECTION 3.3	Governing Law	4
SECTION 3.4	Multiple Counterparts	5
SECTION 3.5	Severability	5
SECTION 3.6	Ratification	5
SECTION 3.7	Headings	5
SECTION 3.8	Effectiveness	5
SECTION 3.9	Concerning the Trustee	6

i

FOURTH SUPPLEMENTAL INDENTURE

This Fourth Supplemental Indenture, dated as of May 19, 2026 (this “Fourth Supplemental Indenture”), by and between Marex Group plc, a public limited company incorporated under the laws of England and Wales with company number 05613060 (the “Company”), having its registered office at 155 Bishopsgate, London, EC2M 3TQ, United Kingdom, and Citibank, N.A., a national banking association, as Trustee (the “Trustee”), supplements that certain Indenture, dated as of October 15, 2024, by and between the Company and the Trustee (the “Base Indenture”) as supplemented by the First Supplemental Indenture, dated as of November 4, 2024, by and between the Company and the Trustee (the “First Supplemental Indenture”).

RECITALS OF THE COMPANY

WHEREAS, the Company has duly authorized, executed and delivered the Base Indenture to provide for the issuance from time to time of its Debt Securities (as defined in the Base Indenture), unlimited as to aggregate principal amount, to bear interest at the rates or formulas, to mature at such times and to have such other provisions as shall be fixed and provided for in the Base Indenture;

WHEREAS, the Company has duly authorized, executed and delivered the First Supplemental Indenture, under which it had issued a series of senior Debt Securities designated as the Company’s “6.404% Senior Notes due 2029” (hereinafter called the “Notes”) pursuant to the terms of the Base Indenture, as supplemented by the First Supplemental Indenture (together, the “Indenture”) and substantially in the form as set forth in the First Supplemental Indenture;

WHEREAS, Section 9.02 of the Base Indenture provides that, with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Debt Securities of the series affected thereby, the Company and the Trustee may enter into a supplemental indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights under the Indenture of the Holders of such Debt Securities, subject to the limitations set forth in the Indenture;

WHEREAS, in accordance with Section 9.02 of the Base Indenture, the Company has received the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes to amend the Indenture as set forth herein, which consents have not been withdrawn; and

WHEREAS, the Company, by action duly taken, has authorized the execution of this Fourth Supplemental Indenture and all requirements necessary to make this Fourth Supplemental Indenture a valid instrument in accordance with its terms;

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Company and the Trustee, for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes, enter into this Fourth Supplemental Indenture and agree as set forth below, and such parties further agree that this Fourth Supplemental Indenture affects the Company’s 6.404% Senior Notes due 2029 only and not any other series of Debt Securities.

ARTICLE I.

DEFINITIONS

SECTION 1.1 Certain Terms Defined in the Indenture.

For purposes of this Fourth Supplemental Indenture and the Notes, all capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Indenture, as amended and supplemented hereby.

ARTICLE II.

AMENDMENTS

SECTION 2.1 Amendment and Restatement of Section 2.10 of the First Supplemental Indenture.

Section 2.10(b) of the First Supplemental Indenture is hereby amended by adding the phrase “or any UK overseas territory (including but not limited to Bermuda)” immediately after the phrase “or any political subdivision thereof”, such that Section 2.10 of the First Supplemental Indenture shall, as amended and restated in its entirety, read as follows:

“SECTION 2.10 Consolidation, Merger or Sale.

(a) The provisions of Section 8.01 of the Indenture shall apply to the Notes, as supplemented by Section 2.10(b) below.

(b) With respect to the Notes only, the following provisions will be added to the end of Section 8.01 of the Indenture and shall apply only to the Notes:

In addition, the Company may not consolidate or merge with or into, or transfer all or substantially all of its assets to, directly or indirectly, to any Person unless either (a) the Company will be the continuing entity or (b) the successor entity or Person to which the Company’s assets are transferred is an entity organized under the laws of the United States, any state of the United States or the District of Columbia, or a company organized and existing under the laws of the United Kingdom or any political subdivision thereof or any UK overseas territory (including, but not limited to, Bermuda) or any other country member of the Organisation for Economic Co-operation and Development on the date hereof, and it expressly assumes the Company’s obligations on the Notes and under the Indenture. In addition, the Company cannot effect such a transaction unless immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing. Subject to certain exceptions, when the Person to whom the Company’s assets are transferred has assumed the Company’s obligations under the Notes and the Indenture, the Company will be discharged from all its obligations under the Notes and the Indenture, except in limited circumstances. Notwithstanding anything in the immediately preceding paragraph, this Section 2.10(b) of this Indenture does not apply to any recapitalization transaction, a change of control of the Company or a highly leveraged transaction, unless the transaction or change of control was structured to include a merger or consolidation or transfer of all or substantially all of the assets the Company.

(c)  The provisions of Section 8.03 of the Indenture shall not apply to the Notes.”

SECTION 2.2 New Section 2.12 of the First Supplemental Indenture.

A new Section 2.12 of the First Supplemental Indenture is hereby added to the First Supplemental Indenture as follows and shall apply to the Notes.

“SECTION 2.12 Assumption of Obligations.

With respect to the Notes only, the following Section 8.04 is hereby added to Article Eight of the Indenture and shall apply only to the Notes:

Section 8.04 Assumption of Obligations by Holding Company of the Group; Substitution of Issuer.

A holding company of the Group (a “Successor Entity”) may, without the consent of Holders of the Notes, assume the obligations of the Company (or any corporation which shall have previously assumed the obligations of the Company) for the due and punctual payment of the principal of (and premium, if any, on), or interest on and any additional amount required to be paid in accordance with the provisions of the Indenture, as supplemented by the First Supplemental Indenture and the Fourth Supplemental Indenture, or the Notes and the performance of each covenant of the Indenture, as supplemented by the First Supplemental Indenture and the Fourth Supplemental Indenture, and the Notes on the part of the Company to be performed or observed, provided, that:

(1) the Successor Entity is an entity organized under the laws of the United States, any state of the United States or the District of Columbia, or a company organized and existing under the laws of the United Kingdom or any political subdivision thereof or any UK overseas territory (including, but not limited to, Bermuda), or any other country member of the Organisation for Economic Co-operation and Development on the date hereof;

(2) the Successor Entity shall expressly assume such obligations by an amendment to or supplemental indenture to the Indenture, executed by the Company and such Successor Entity, if applicable, and delivered to the Trustee, in form satisfactory to the Trustee;

(3) such Successor Entity shall confirm in such amendment to or supplemental indenture to the Indenture that it will pay to the Holders all Additional Amounts, if any, payable pursuant to Section 10.04 in respect of the Notes (provided, however, that for these purposes such Successor Entity’s country of organization will be substituted for the references to the United Kingdom);

(4) immediately after giving effect to such assumption of obligations, no Event of Default and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

(5) the Company shall deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent herein provided relating to such assumption have been complied with.

Upon any such assumption, the Successor Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with respect to the Notes and the First Supplemental Indenture and the Fourth Supplemental Indenture with the same effect as if such Successor Entity had been named as the Company in the Indenture, the First Supplemental Indenture and the Fourth Supplemental Indenture, and the Company or any legal and valid successor corporation which shall theretofore have become such in the manner prescribed herein, shall be released from all liability as obligor and issuer upon the Notes and such Indenture with respect to the Notes.”

ARTICLE III.

MISCELLANEOUS

SECTION 3.1 Relationship with Indenture.

The terms and provisions contained in the Indenture will constitute, and are hereby expressly made, a part of this Fourth Supplemental Indenture. However, to the extent any provision of the Indenture conflicts with the express provisions of this Fourth Supplemental Indenture, the provisions of this Fourth Supplemental Indenture will govern and be controlling.

SECTION 3.2 Trust Indenture Act Controls.

If any provision of this Fourth Supplemental Indenture limits, qualifies or conflicts with another provision which is required to be included in this Fourth Supplemental Indenture by the Trust Indenture Act, the required provision shall control. If any provision of this Fourth Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this Fourth Supplemental Indenture as so modified or to be excluded, as the case may be.

SECTION 3.3 Governing Law.

This Fourth Supplemental Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of law principles of such State other than New York General Obligations Law Section 5-1401.

SECTION 3.4 Multiple Counterparts.

The parties may sign multiple counterparts of this Fourth Supplemental Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same Fourth Supplemental Indenture. The exchange of copies of this Fourth Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Fourth Supplemental Indenture as to the parties hereto and may be used in lieu of the original Fourth Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. This Fourth Supplemental Indenture shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature; (ii) a faxed, scanned, or photocopied manual signature, or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the Uniform Commercial Code (collectively, “Signature Law”), in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Fourth Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the Uniform Commercial Code or other Signature Law due to the character or intended character of the writings.

SECTION 3.5 Severability.

Each provision of this Fourth Supplemental Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Fourth Supplemental Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and a Holder shall have no claim therefor against any party hereto.

SECTION 3.6 Ratification.

The Indenture, as supplemented and amended by this Fourth Supplemental Indenture, is in all respects ratified and confirmed. The Indenture and this Fourth Supplemental Indenture shall be read, taken and construed as one and the same instrument. All provisions included in this Fourth Supplemental Indenture supersede any conflicting provisions included in the Indenture unless not permitted by law. The Trustee accepts the trusts created by the Indenture, as supplemented by this Fourth Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Indenture, as supplemented by this Fourth Supplemental Indenture.

SECTION 3.7 Headings.

The Section headings in this Fourth Supplemental Indenture are for convenience only and shall not affect the construction thereof.

SECTION 3.8 Effectiveness.

The provisions of this Fourth Supplemental Indenture shall become effective as of the date hereof.

SECTION 3.9 Concerning the Trustee.

In entering into this Fourth Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee, whether or not elsewhere herein so provided. The Trustee makes no representations as to the validity, execution or sufficiency of this Fourth Supplemental Indenture other than as to the validity of its execution and delivery by the Trustee. The Trustee assumes no responsibility for the correctness of the recitals contained herein, which shall be taken as a statement of the Company. All of the provisions contained in the Indenture in respect of the rights, privileges, immunities, indemnities, powers, and duties of the Trustee shall be applicable in respect of this Fourth Supplemental Indenture as fully and with like force and effect as though fully set forth in full herein.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed as of the date first written above.

Marex Group plc

By:	/s/ Ian Lowitt
Name: Ian Lowitt
Title: Chief Executive Officer

[Signature Page to Fourth Supplemental Indenture]

Citibank, N.A.

By:	/s/ Eva Waite
Name: Eva Waite
Title: Senior Trust Officer

[Signature Page to Fourth Supplemental Indenture]